UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2014

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street

3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sixth Supplemental Indenture with respect to 10 1⁄2% Senior Notes due 2020

On September 8, 2014, Summit Materials, LLC (the “Company”) and Summit Materials Finance Corp. (“Finance Corp.” and together with the Company, the “Issuers”) issued and sold $115.0 million aggregate principal amount of their 10 1⁄2% Senior Notes due 2020 (the “Additional Notes”), which mature on January 31, 2020, pursuant to a sixth supplemental indenture dated as of September 8, 2014 (the “Sixth Supplemental Indenture”) to the indenture dated as of January 30, 2012 governing the 10 1⁄2% Senior Notes due 2020 initially issued in an aggregate principal amount of $250.0 million on January 30, 2012 and additionally issued in an aggregate principal amount of $260.0 million on January 17, 2014 (together, the “Existing Notes” and, collectively with the Additional Notes, the “Notes”), by and among the Issuers, the subsidiary guarantors named on the signature pages thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Base Indenture” and, as amended and supplemented, including by the Sixth Supplemental Indenture, the “Indenture”). The Additional Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Additional Notes are treated as a single series with the Existing Notes and have substantially the same terms as those of the Existing Notes. The Additional Notes and the Existing Notes will vote as one class under the Indenture.

The Company used a portion of the net proceeds from the issue and sale of the Additional Notes to settle a promissory note issued to finance the recent closing of the Company’s previously announced acquisition of Mainland Sand and Gravel Ltd., to repay outstanding amounts under its revolving credit facility, and to pay fees and expenses related to the acquisition and the offering. The remainder of the net proceeds is held on the balance sheet pending use for general corporate purposes.

The Notes bear interest at a rate of 10 1⁄2% per year, payable semi-annually in arrears. The Issuers’ obligations under the Notes are guaranteed on a senior unsecured basis by all of the Company’s existing and future wholly-owned domestic restricted subsidiaries that guarantee its senior secured credit facilities and by its non-wholly-owned subsidiary Continental Cement Company, L.L.C.

At any time prior to January 31, 2015, the Issuers may redeem some or all of the Notes at a redemption price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest. The redemption price decreases to 105.250%, 102.625% and 100.000% of the principal amount on January 31, 2016, January 31, 2017 and January 31, 2018 and thereafter, respectively. In addition, at any time prior to January 21, 2015, the Issuers may redeem up to 35% of the Notes from the proceeds of certain equity offerings.

Upon the occurrence of a change of control or upon the sale of certain assets in which the Issuers do not apply the proceeds as required, the holders of the Notes will have the right to require the Issuers to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

The Notes contain covenants limiting, among other things, the Company and the Guarantors’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. The Notes also contain customary events of default.

Registration Rights Agreement

On September 8, 2014, the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers of the Additional Notes described above, entered into a registration rights agreement with respect to the Additional Notes (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuers and the Guarantors have agreed that they will use their respective commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Additional Notes for new notes, with terms substantially identical in all material respects to the Additional Notes and (ii) cause the exchange offer registration statement to be declared effective under the Securities Act.

The Issuers and the Guarantors have agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 270 days after the issue date of the Additional Notes.

If the Issuers and the Guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on the Additional Notes will increase by 0.25% for the first 90-day period immediately following the occurrence of the registration default. The annual interest rate on the Additional Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum. If the registration default is corrected, the interest rate on the Additional Notes will revert to the original level.

If the Issuers must pay additional interest, they will pay holders of the Additional Notes in cash on the same dates that the Issuers make other interest payments on the Additional Notes, until the registration default is corrected.

Each of the foregoing descriptions of each of the Indenture, the Notes, the Sixth Supplemental Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2, 4.4 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of January 30, 2012, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 filed with Summit Materials, LLC’s Registration Statement on Form S-4 (File No. 333-187556) filed with the Securities and Exchange Commission on March 27, 2013).

4.2	Form of 10 1⁄2% Senior Note due 2020 (included in Exhibit 4.1).

4.3	Fifth Supplemental Indenture, dated as of September 2, 2014, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee.

4.4	Sixth Supplemental Indenture, dated as of September 8, 2014, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee.

4.5	Registration Rights Agreement, dated September 8, 2014, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2014	SUMMIT MATERIALS, LLC

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer